Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pacific Drilling S.A.:

We consent to the incorporation by reference in the registration statement (No. 333-228582) on Form S-8 of Pacific Drilling S.A. of our report dated March 12, 2019, with respect to the consolidated balance sheets of Pacific Drilling S.A. and subsidiaries (the Company) as of December 31, 2018 (Successor) and 2017 (Predecessor), the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for the periods of November 20, 2018 to December 31, 2018 (Successor), January 1, 2018 to November 19, 2018 (Predecessor), and for the years ended December 31, 2017 and 2016 (Predecessor), and the related notes (collectively, the “consolidated financial statements”), which report appears in the December 31, 2018 annual report on Form 20-F of Pacific Drilling S.A.

Our report on the consolidated financial statements refers to a new basis of presentation in connection with the Company’s plan for reorganization under Chapter 11, which became effective on November 19, 2018.

/s/ KPMG LLP

Houston, Texas
March 12, 2019